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                                                                     Exhibit 5.1

                                   JONES DAY

                222 East 41st Street * New York, New York 10017
              TELEPHONE: (212)326-3939 * FACSIMILE (212)755-7306


                                December 6, 2005

International Coal Group, Inc.
2000 Ashland Drive
Ashland, Kentucky 41101

               Re:   Public Offering of up to 1,150,000 Shares of
                     Common Stock of International Coal Group, Inc.
                     ----------------------------------------------

Ladies and Gentlemen:

      We are acting as counsel for International Coal Group, Inc., a Delaware corporation (the "Company"), in connection with the public offering and sale of up to 1,150,000 shares of Common Stock, $0.01 par value per share, of the Company (the "Shares") pursuant to the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the Company and UBS Securities LLC and Lehman Brothers Inc., as Representatives of the several Underwriters to be named in Schedule A thereto.

      In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary. Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares, when issued and delivered to the Underwriters pursuant to the terms of the Underwriting Agreement against payment of the consideration therefor as provided therein, will be validly issued, fully paid and nonassessable.

      Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law. We express no opinion with respect to any other law of the State of Delaware or any other jurisdiction.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act") on December 6, 2005 (the "Registration Statement") (which Registration Statement relates to the



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International Coal Group, Inc.                             JONES DAY
December 6, 2005
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Company's Registration Statement No. 333-124393 on Form S-1 filed with the
Commission on April 28, 2005, as amended) filed by the Company to effect registration of the offer and sale of the Shares under the Act and to the reference to us under the caption "Validity of the shares" in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ JONES DAY